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                                                                    EXHIBIT 99.1

                                   [SBA LOGO]

                                      NEWS

                              FOR IMMEDIATE RELEASE
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                      SBA COMMUNICATIONS SETS DATE FOR 1st
                 QUARTER RELEASE; REAFFIRMS 1st QUARTER GUIDANCE

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA,
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APRIL 5, 2002
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SBA Communications Corporation ("SBA") announced it will release its 1st quarter results on Monday, May 6, 2002, in a press release scheduled at approximately 4:30 P.M. Eastern Time. SBA will host a conference call on May 7, 2002 at 10:00 A.M. to discuss these results. The call may be accessed as follows:

     When:                   Tuesday, May 7, 2002  at 10:00 A.M.


     Dial-in number:         800-230-1092

     Conference call name:   "SBA 2002 1st Quarter Results"

     Replay:                 May 7, 2002 at 5:00 P.M. to May 21, 2002
                             at 11:59 P.M.
     Number:                 800-475-6701
                             Access code:  634794

     Internet access:        www.sbasite.com
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SBA also announced today that it is reaffirming 1st quarter total revenues and
EBITDA guidance of $60 to $66 million and $18.5 to $21 million, respectively. EBITDA is defined as earnings before interest, taxes, depreciation, amortization, non-cash charges, and unusual or non-recurring expenses. Results within such guidance would satisfy all financial covenants applicable to any indebtedness of the Company as of March 31, 2002.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses - site leasing and site development services. The primary focus of the company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 15,000 antenna sites in the United States.

For additional information about SBA, please contact Pamela J. Kline, Vice President, Capital Markets, at (561) 995-7670.

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This press release includes forward looking statements, including statements regarding the Company's guidance for its first quarter results, including its expectations regarding its total revenues and EBITDA, and the Company's compliance, as of March 31, 2002, with its financial covenants under the agreements governing its indebtedness. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on March 21, 2002. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company's actual results and could cause the Company's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company.